EXHIBIT 99

[Alcoa Logo]

Investor Contact:	Media Contact:
Nahla Azmy	Monica Orbe
(212) 836-2674	(212) 836-2632
Nahla.Azmy@alcoa.com	Monica.Orbe@alcoa.com

Alcoa to Separate into Two Industry-Leading Public Companies, Completing Successful Multi-Year Transformation

Launching Two Strong Standalone Companies

Providing Shareholders with Two Distinct, Value-Creating Investment Opportunities

•	Upstream Company to be a highly competitive global leader in bauxite, alumina and aluminum, with a unique portfolio of value-add casthouses, and substantial energy assets

•	Value-Add Company to be a premier innovator of high performance multi-material products and solutions in attractive growth markets

•	Transaction expected to be completed in second half of 2016

•	Alcoa to host conference call today at 8:00 AM Eastern Daylight Time

NEW YORK — September 28, 2015 — Lightweight metals leader Alcoa (NYSE: AA) is today announcing that its Board of Directors has unanimously approved a plan to separate into two independent, publicly-traded companies, culminating Alcoa’s successful multi-year transformation. The separation will launch two industry-leading, Fortune 500 companies. The globally competitive Upstream Company will comprise five strong business units that today make up Global Primary Products - Bauxite, Alumina, Aluminum, Casting and Energy. The innovation and technology-driven Value-Add Company will include Global Rolled Products, Engineered Products and Solutions, and Transportation and Construction Solutions. The transaction is expected to be completed in the second half of 2016. At that point Alcoa shareholders will own all of the outstanding shares of both the Upstream and Value-Add Companies. The separation is intended to qualify as a tax-free transaction to Alcoa shareholders for U.S. federal income tax purposes.

Both independent companies will attract an investor base best suited to their unique value proposition and operational and financial characteristics. Both entities will be capitalized prudently, with the Value-Add Company targeting an investment grade rating and the Upstream Company a strong non-investment grade rating. After the separation, the Upstream Company, with its strong history in the aluminum and alumina markets, will operate under the Alcoa name. The Value-Add Company will be named prior to closing.

“In the last few years, we have successfully transformed Alcoa to create two strong value engines that are now ready to pursue their own distinctive strategic directions,” said Klaus Kleinfeld, Chairman and Chief Executive Officer. “After steering the Company through the deep downturn of 2008, we immediately went to work reshaping the portfolio. We have repositioned the upstream business; we have an enviable bauxite position and are unrivalled in Alumina, we have optimized Aluminum, flexed our energy assets, and turned our casthouses into a commercial success story. The upstream business is now built to win throughout the cycle. Our multi-material value-add business is a leader in attractive growth markets. We have intensified innovation, made successful acquisitions, shed businesses without product differentiation, invested in smart organic growth, expanded our multi-materials profile and brought key technologies to market; all while significantly increasing profitability.”

Mr. Kleinfeld concluded, “Inventing and reinventing has defined our Company throughout its 126-year history. With the unanimous support of Alcoa’s Board we now take the next step; launching two leading-edge companies, each with distinct and compelling opportunities, and each ready to seize the future.”

Management Structure and Governance

Upon completion of the transaction, Klaus Kleinfeld will lead the Value-Add Company as Chairman and Chief Executive Officer. He will also serve as Chairman of the Upstream Company for the critical initial phase, ensuring a smooth and effective transition. Each company will have its own independent board of directors that will include members of the current Alcoa Board. Full management teams and boards for both companies will be named in the months leading up to the launch of the two companies in the second half of 2016.

The Upstream Company

After the separation, the Upstream Company will be a cost-competitive industry leader in bauxite mining, alumina refining and aluminum production, positioned for success throughout the market cycle. The company’s footprint will include 64 facilities worldwide, and approximately 17,000 employees. Revenues for the 12 months through June 30, 2015 totaled $13.2 billion, with $2.8 billion in EBITDA. It will be committed to disciplined capital allocation and prudent return of capital to shareholders.

Global aluminum demand is expected to grow 6.5 percent in 2015 and double between 2010 and 2020; so far this decade, global demand growth is tracking ahead of this projection. The Upstream Company will be well-positioned to meet this robust demand.

The Upstream Company’s world-class asset base will include the world’s largest bauxite mining portfolio, with 46 million bone dry metric tons of production in 2014. It has a low 19th percentile position on the global bauxite cost curve. With proximity to owned refinery operations, its mining reserves will provide a consistent supply of low-cost bauxite. Alcoa has been building its third-party bauxite business and is well-positioned to meet growing global demand.

The Upstream Company’s alumina refining system will be the world’s largest, with operations well positioned to serve major adjacent growth markets in Asia, the Middle East, and Latin America. It has a 25th percentile, first quartile position on the global alumina cost curve, with a target to reach the 21st percentile by 2016.

The company will be the world’s fourth largest aluminum producer with a highly competitive second quartile cost curve portfolio. It will have an unrivalled value-add casthouse network in close proximity to customers, and a substantial portfolio of energy assets with power production capacity of approximately 1,550 megawatts with operational flexibility to profit from market cyclicality.

Alcoa has aggressively reshaped its Alumina and Primary Metals segments, closing, divesting or curtailing 1.4 million metric tons, or 33 percent, of total smelting operating capacity since 2007. As a result, Alcoa has dropped eight points on the global aluminum cost curve since 2010 to the 43rd percentile, and is targeting the 38th percentile by 2016. Additionally, Alcoa has secured approximately 75 percent of smelter power needs through 2022.

Alcoa has also steadily grown its offering of differentiated, value-add aluminum products that are cast into specific shapes to meet the needs of customers. The Company has grown total value-add product shipments from its smelters from 57 percent in 2010 to 65 percent in 2014, delivering $1.3 billion in total incremental margin. In 2015, value-add products are projected to represent approximately 70 percent of smelter shipments. Alcoa has also invested in the most advanced, low cost integrated aluminum complex in the world in Saudi Arabia, with the refinery and smelter now fully operational. Alcoa reformed pricing in the alumina market in 2010 by introducing the Alumina Price Index (API) to sell smelter-grade alumina based on alumina market fundamentals rather than London Metal Exchange pricing. In 2014, 68 percent of Alcoa’s total third-party smelter-grade alumina shipments were based on API/spot market pricing. That is projected to grow to approximately 75 percent in 2015. Additionally, the Upstream business has achieved productivity gains of approximately $3.9 billion between 2009 and 2014.

The Value-Add Company

After the separation, the Value-Add Company will be a premier provider of high-performance multi-material products and solutions with 157 globally diverse operating locations and approximately 43,000 employees. Pro-forma revenues for the Value-Add Company for the 12 months through June 30, 2015 totaled $14.5 billion, with $2.2 billion in pro-forma EBITDA.

As Alcoa has transformed, EBITDA margins for the value-add portfolio have increased from 8 percent in 2008 to 15 percent in 2015 on a pro-forma basis for the twelve months through June 30, 2015. The overall contribution of the value-add portfolio to Alcoa’s after-tax operating income has more than doubled from 25 percent in 2008 to 51 percent in 2014. EBITDA margins in the combined downstream segments (Engineered Products and Solutions and Transportation and Construction Solutions) have increased from 14.6 percent in 2008 to 20.9 percent in 2014, and in the midstream (Global Rolled Products) from $108 per metric ton in 2008 to $289 per metric ton in 2014.

The Value-Add Company will be positioned for profitable growth by increasing share in fast growing end markets and leveraging significant customer synergies across the midstream and downstream portfolios. The company will be a differentiated supplier to the high-growth aerospace industry with leading positions on every major aircraft and jet engine platform, underpinned by market leadership in jet engine and industrial gas turbine airfoils, and aerospace fasteners. Approximately 40 percent of the company’s pro-forma revenues for the 12 months through June 30, 2015 came from the aerospace market. The company will also be at the forefront of capturing demand for aluminum intensive vehicles through Alcoa’s recent rolling mill capacity expansions and the commercialization of breakthrough technologies such as the Micromill. Automotive revenues are expected to increase 2.4 times from 2014 to $1.8 billion in 2018. Additionally, the Value-Add Company will be an unparalleled leader in aluminum commercial truck wheels and will hold the number one market position in North American architectural systems. Future profitable growth will be supported by a full pipeline of innovative products and solutions, and the pursuit of investment opportunities that provide a return above the cost of capital.

The Value-Add Company and Upstream Company will have distinct value profiles with the ability to effectively allocate resources and deploy capital in-line with individual growth priorities and cash-flow profiles. As independent entities, each company will be positioned to capture opportunities in increasingly competitive and rapidly evolving markets. The separation will enable both the Value-Add Company and Upstream Company to pursue their own independent strategies, pushing the performance envelope within distinct operating environments.

Conditions and Timing to Close

Alcoa is currently targeting to complete the separation in the second half of 2016. The transaction is subject to certain conditions, including, among others, obtaining final approval by Alcoa’s Board of Directors, receipt of a favorable opinion of legal counsel with respect to the tax-free nature of the transaction for U.S. federal income tax purposes, and effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission. Alcoa may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms.

Morgan Stanley and Greenhill & Co. are serving as financial advisors to Alcoa, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel in connection with the separation.

Conference Call and Investor Presentation

Alcoa will host a conference call for investors today at 8:00 AM Eastern Daylight Time to review the planned separation and answer questions. Investors may access the call by dialing (855) 252-9433. International callers may dial + 1 (484) 487-2715. Please provide the operator with pass code 47322664. The meeting will be webcast via www.alcoa.com. Presentation materials used during this meeting will be available for viewing at www.alcoa.com under “Invest.”

Alcoa will hold its third quarter conference call as scheduled on October 8, 2015 at 5:00 PM Eastern Daylight Time to present quarterly results.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the separation transaction; the future performance of Value-Add Company and Upstream Company if the separation is completed; the expected benefits of the separation; projections of improved profitability, enhanced shareholder value, competitive position, market share, growth opportunities, revenues, cash flow or other financial items of the separated companies; the expected timing of completion of the separation; the expected qualification of the separation as a tax-free transaction; and projections regarding growth of the aerospace, automotive, and other end markets. In making these statements, Alcoa has made assumptions with respect to, among other things: the ability of Value-Add Company and Upstream Company, as applicable, to predict and adapt to changing customer requirements and preferences; supply/demand fundamentals in the aluminum and alumina markets; future capital expenditures, including the amount and nature thereof; trends and developments in the aerospace, automotive, metals engineering (including aluminum and titanium), advanced manufacturing, building and construction, and other sectors of the economy that are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks and potential credit ratings; the ability to obtain financing on acceptable terms or at all; future results being similar to historical results; expectations related to future macroeconomic and market conditions; and other matters, many of which are beyond Alcoa’s control. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) failure of the separation to qualify for the expected tax treatment; (d) the possibility that any third-party consents required in connection with the separation will not be received; (e) the impact of the separation on the businesses of Alcoa; (f) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (g) material adverse changes in aluminum industry conditions; (h) deterioration in global economic and financial market conditions generally; (i) unfavorable changes in the markets served by Alcoa; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) increases in energy costs; (l) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations (including moving the Upstream Company’s alumina refining and aluminum smelting businesses down on the industry cost curves and increasing revenues and improving margins in the Value-Add Company’s businesses) anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements (including, without limitation, advanced aluminum alloys, Alcoa Micromill, and other materials and processes), and other initiatives; (m) Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, or expansions, or international joint ventures; (n) political, economic, and regulatory risks in the countries in which Alcoa operates or sells products; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (p) the impact of cyber attacks and potential information technology or data security breaches; (q) the potential failure to retain key employees while the separation transaction is pending or after it is completed; (r) the risk that increased debt levels, deterioration in debt protection metrics, contraction in liquidity, or other factors could adversely affect the targeted credit ratings for Value-Add Company or Upstream Company; and (s) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release and on our website at www.alcoa.com under the “Invest” section. Any reference to historical EBITDA means adjusted EBITDA, for which we have provided calculations and reconciliations in the schedules to this release.

Alcoa and subsidiaries

Calculation of Financial Measures (unaudited)

(dollars in millions)

Segment Measures	Alumina	Primary Metals	Upstream Company	Global Rolled Products(1)	Engineered Products and Solutions(1),(2)	Transportation and Construction Solutions (1),(2)	Pro-forma Adjustments(3)	Value-Add Company
Adjusted EBITDA	Last Twelve Months ended June 30, 2015
After-tax operating income (ATOI)	$676	$766	$1,442	$251	$600	$170	$121	$1,142

Add:
Depreciation, depletion, and amortization	347	459	806	231	179	42	56	508
Equity loss (income)	35	(3)	32	32	—	—	—	32
Income taxes	280	247	527	103	299	65	35	502
Other	—	(2)	(2)	(1)	—	—	(2)	(3)

Adjusted EBITDA	$1,338	$1,467	$2,805	$616	$1,078	$277	$210	$2,181

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 2 below) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa’s reconciliation of total segment ATOI to consolidated net income (loss) attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.
(2)	In the third quarter of 2015, management approved a realignment of Alcoa’s Engineered Products and Solutions segment due to the expansion of this part of Alcoa’s business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheels and Transportation Products and Building and Constructions Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was revised to reflect the new segment structure.
(3)	Pro-forma Adjustments represent amounts related to portfolio actions completed in the Global Rolled Products and Engineered Products and Solutions segments as follows. In the Global Rolled Products segment, six rolling mills (Australia, Spain, France, and Russia) were closed or divested between December 2014 and March 2015. As such, the Pro-forma Adjustments include the removal of amounts related to each respective line item for these six rolling mills for the timeframe that Alcoa operated these facilities during the twelve-month period ended June 30, 2015. In the Engineered Products and Solutions segment, three acquisitions were completed (see footnote 2 above) between November 2014 and July 2015. As such, the Pro-forma Adjustments include the addition of amounts related to each respective line item for these three businesses as if Alcoa had acquired all of them on July 1, 2014. For these acquisitions, Alcoa estimated the ATOI, and therefore the Adjusted EBITDA, using unaudited internal management financial statements. The ATOI estimate and calculation of Adjusted EBITDA for these acquisitions does not purport to be the manner in which the respective prior management of the acquired companies would have calculated the acquired companies’ respective ATOI and Adjusted EBITDA. Additionally, the calculation of ATOI and Adjusted EBITDA is not intended to suggest that the respective prior management of the acquired companies used ATOI or Adjusted EBITDA as a measure of the acquired companies’ respective profitability.

Alcoa and subsidiaries

Calculation of Financial Measures (unaudited), continued

(dollars in millions, except per metric ton amounts)

Segment Measures	Global Rolled Products(1)		Engineered Products and Solutions (EPS)(1),(2)		Transportation and Construction Solutions (TCS)(1),(2)		EPS and TCS Combined
Adjusted EBITDA	Year ended December 31,
	2008	2014	2008	2014	2008	2014	2008	2014
After-tax operating income (ATOI)	$(3)	$245	$465	$579	$82	$180	$547	$759

Add:
Depreciation, depletion, and amortization	216	235	118	137	53	42	171	179
Equity loss	—	27	—	—	—	—	—	—
Income taxes	35	89	225	298	—	69	225	367
Other	6	(1)	2	—	—	—	2	—

Adjusted EBITDA	$254	$595	$810	$1,014	$135	$291	$945	$1,305

Total shipments (thousand metric tons) (kmt)	2,361	2,056

Adjusted EBITDA / Total shipments ($ per metric ton)	$108	$289

Third-party sales			$4,215	$4,217	$2,270	$2,021	$6,485	$6,238

Adjusted EBITDA Margin			19.2%	24.0%	5.9%	14.4%	14.6%	20.9%

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 2 below) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa’s reconciliation of total segment ATOI to consolidated net income (loss) attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.
(2)	In the third quarter of 2015, management approved a realignment of Alcoa’s Engineered Products and Solutions segment due to the expansion of this part of Alcoa’s business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheels and Transportation Products and Building and Constructions Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was revised to reflect the new segment structure.

Alcoa and subsidiaries

Calculation of Financial Measures (unaudited), continued

(dollars in millions)

Segment Measures	Global Rolled Products(1),(3)		Engineered Products and Solutions (EPS)(1),(2),(3)		Transportation and Construction Solutions (TCS)(1),(2)		Value-Add Company
Adjusted EBITDA	Twelve months ended
	December 31, 2008	June 30, 2015	December 31, 2008	June 30, 2015	December 31, 2008	June 30, 2015	December 31, 2008	June 30, 2015
After-tax operating income (ATOI)	$(3)	$247	$465	$725	$82	$170	$544	$1,142

Add:
Depreciation, depletion, and amortization	216	220	118	246	53	42	387	508
Equity loss	—	32	—	—	—	—	—	32
Income taxes	35	104	225	333	—	65	260	502
Other	6	(1)	2	(2)	—	—	8	(3)

Adjusted EBITDA	$254	$602	$810	$1,302	$135	$277	$1,199	$2,181

Third-party sales	$8,966	$6,535	$4,215	$5,959	$2,270	$1,986	$15,451	$14,480

Adjusted EBITDA Margin							7.8%	15.1%

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 2 below) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa’s reconciliation of total segment ATOI to consolidated net income (loss) attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.
(2)	In the third quarter of 2015, management approved a realignment of Alcoa’s Engineered Products and Solutions segment due to the expansion of this part of Alcoa’s business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheels and Transportation Products and Building and Constructions Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was revised to reflect the new segment structure.
(3)	Amounts for the twelve months ended for the Global Rolled Products and Engineered Products and Solutions segments have been recast to reflect completed portfolio actions as follows. In the Global Rolled Products segment, six rolling mills (Australia, Spain, France, and Russia) were closed or divested between December 2014 and March 2015. As such, the recast amounts reflect the removal of amounts related to each respective line item for these six rolling mills for the timeframe that Alcoa operated these facilities during the twelve-month period ended June 30, 2015. In the Engineered Products and Solutions segment, three acquisitions were completed (see footnote 2 above) between November 2014 and July 2015. As such, the recast amounts include the addition of amounts related to each respective line item for these three businesses as if Alcoa had acquired all of them on July 1, 2014. For these acquisitions, Alcoa estimated the ATOI, and therefore the Adjusted EBITDA, using unaudited internal management financial statements. The ATOI estimate and calculation of Adjusted EBITDA for these acquisitions does not purport to be the manner in which the respective prior management of the acquired companies would have calculated the acquired companies’ respective ATOI and Adjusted EBITDA. Additionally, the calculation of ATOI and Adjusted EBITDA is not intended to suggest that the respective prior management of the acquired companies used ATOI or Adjusted EBITDA as a measure of the acquired companies’ respective profitability.